SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 22, 2011

ANGEL ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Nevada	88-0470235
(State of incorporation)	(IRS Employer ID Number)

1802 N. Carson Street, Suite 212-3018, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

(775) 887-0670

(Issuer's telephone number)

N/A
(Former name, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)

On June 22, 2011, the Registrant accepted the resignations of Steven Bonenberger as Chief Executive Officer, President, Secretary and Chief Financial Officer of the Registrant.  Effective on the same date the Registrant appointed Michael Edwards as Chief Executive Officer, President, Secretary, Chief Financial Officer and member of the Board of Directors.

(b)

On June 23, 2011, the Registrant accepted the resignation of Steven Bonenberger as a member of the Board of Directors of the Registrant.

Mr. Bonenberger's resignations did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company

Biographical information for Michael Edwards

Mr. Edwards has extensive experience in nutrition, marketing and product distribution. His current focus is on the study of Anti-Aging and Life-Extension nutraceutical science. His mission is to bring a product to the public that will improve their ability to extend life and experience a healthy life.  He owned and managed a retail health-food company in Southern California before moving to Los Angeles in 1989 where he created Premier Attractions, a marketing firm that created and distributed products worldwide.

Mr. Edwards is a published author and inventor with a diverse educational, financial, business and a research background. This background has provided a strong work ethic and created success-driven protocols which have sustained a continued interest in the bio-nutraceutical and health-science industry.

In addition to his health science background, Mr. Edwards brings a wealth of experience from writing, directing, production and distribution in the film, television and video industries, as well as substantial banking and publishing experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL ACQUISITION CORP.

June 24, 2011	/s/ Michael Edwards
Date	Michael Edwards, Chief Executive Officer